UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 31, 2006
LODGIAN, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		52-2093696
(State or other jurisdiction	001-14537	(I.R.S. Employer
of incorporation)	(Commission File Number)	Identification No.)
3445 Peachtree Road, N.E., Suite 700
Atlanta, GA 30326
(Address of principal executive offices)
(404) 364-9400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1 LODGIAN, INC. EXECUTIVE INCENTIVE PLAN
EX-10.2 PARTICIPATION FORM FOR DANIEL E. ELLIS

Item 1.01. Entry into a Material Definitive Agreement.
On January 31, 2006, the Compensation Committee of the Board of Directors of Lodgian, Inc. approved the adoption of the Lodgian, Inc. Executive Incentive Plan (covering the calendar years 2006 through 2008) (the “Executive Incentive Plan”). A copy of the Executive Incentive Plan is attached hereto as Exhibit 10.1.
The purpose of the Executive Incentive Plan is to reward certain executives of the Company who contribute to its success. The Equity Incentive Plan is a performance-based plan that rewards executives with cash and restricted shares of the Company’s common stock upon achievement of certain EBITDA or stock price targets.
Under the Equity Incentive Plan, a participant may earn a cash bonus in the event the Company achieves at least 90% of the target EBITDA, as defined in the Equity Incentive Plan. The Equity Incentive Plan does not provide for any cash awards unless the Company achieves at least 90% of the EBITDA target. Cash awards increase as the Company’s actual EBITDA increases.
Participants may also earn awards of restricted shares of the Company’s common stock if the Company either achieves at least 100% of its EBITDA target or if the price of the Company’s common stock reaches various stock price thresholds for 30 business days prior to the end of each of years 2006-2008. The stock price thresholds increase every year from 2006-2008.
Additionally, participants may earn an additional restricted stock award if the Company achieves 110% or more of its EBITDA targets for any given year.
All grants of restricted shares of the Company’s common stock under the Executive Incentive Plan will vest in three equal installments beginning on the first anniversary of the date of grant and will be governed by the terms and conditions of the Amended and Restated 2002 Lodgian, Inc. Stock Incentive Plan.
The maximum aggregate amount of cash bonuses which may be paid to all participants for any given bonus year may not exceed $3,655,000. The maximum number of restricted shares which may be granted to all participants for a given bonus year may not exceed 280,000 shares.
On January 31, 2006, the Compensation Committee determined that Daniel E. Ellis, the Company’s Senior Vice President, General Counsel and Secretary shall be a participant under the Equity Incentive Plan. Mr. Ellis’ maximum annual cash bonus amount shall be $288,750. Mr. Ellis may also earn 6,000 restricted shares of the company’s common stock per year if either: a) the Company achieves 100% of its EBITDA target, or b) the price of the Company’s common stock meets certain stock price thresholds for 30 business days prior to the end of each of years 2006-2008. Mr. Ellis is eligible to earn an additional award of restricted shares if the Company achieves 110% of its EBITDA target. A copy of Mr. Ellis’s award is attached hereto as Exhibit 10.2.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lodgian, Inc.

Dated: February 6, 2006

By:	/s/ Daniel E. Ellis Daniel E. Ellis
Senior Vice President, General Counsel and Secretary

3

Exhibit Index

Exhibit No.	Description
10.1	Lodgian, Inc. Executive Incentive Plan

10.2	Participation form for Daniel E. Ellis